As filed with the Securities and Exchange Commission on August 31, 2009

No. 333-161492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TUTOR PERINI CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-1717070
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15901 Olden Street

Sylmar, CA 91342

(818) 362-8391

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth R. Burk

Executive Vice President and Chief Financial Officer

15901 Olden Street

Sylmar, CA 91342

(818)-362-8391

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark D. Director, Esq.

Andrew M. Herman, Esq.

Kirkland & Ellis LLP

655 15th Street, N.W.

Washington, DC 20005

(202) 879-5000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.    ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 filed by Tutor Perini Corporation on August 21, 2009 (the “Original Report”) is being filed solely to re-file Exhibit 5.1 to the Original Report as set forth below in Item 16 of Part II. No changes have been made to Part I or Items 14, 15 or 17 of the Original Report. Accordingly, they have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Reference is made to the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California on the 31st of August, 2009.

TUTOR PERINI CORPORATION

By:	/s/ Kenneth R. Burk
Kenneth R. Burk Executive Vice President and Chief Financial Officer

****

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

/s/ Ronald N. Tutor Ronald N. Tutor	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 31, 2009

/s/ Kenneth R. Burk Kenneth R. Burk	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 31, 2009

/s/ Steven M. Meilicke Steven M. Meilicke	Vice President, Corporate Controller (Principal Accounting Officer)	August 31, 2009

* /s/ Michael R. Klein	Vice Chairman of the Board and Lead Director	August 31, 2009

* /s/ Robert Band	Director and President	August 31, 2009

Marilyn A. Alexander	Director

Peter Arkley	Director

* /s/ Willard W. Brittain, Jr.	Director	August 31, 2009

* /s/ Robert A. Kennedy	Director	August 31, 2009

* /s/ Raymond R. Oneglia	Director	August 31, 2009

* /s Robert L. Miller	Director	August 31, 2009

* /s Chrysostomos L. Nikias	Director	August 31, 2009

Donald D. Snyder	Director

*By:	/s/ Kenneth R. Burk
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Articles of Organization (incorporated by reference to Exhibit 4 to Form S-2 (File No. 33-28401) filed on April 28, 1989).

4.2	Articles of Amendment to the Restated Articles of Organization of Perini Corporation (incorporated by reference to Exhibit 3.2 to Form S-1 (File No. 333-111338) filed on December 19, 2003).

4.3	Articles of Amendment to the Restated Articles of Organization of Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 12, 2000).

4.4	Articles of Amendment to the Restated Articles of Organization of Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed September 11, 2008).

4.5	Articles of Amendment to the Restated Articles of Organization of Perini Corporation (incorporated by reference to Exhibit 3.5 to Form 10-Q filed August 10, 2009).

4.6	Amended and Restated By-laws of Perini Corporation (incorporated by reference to Exhibit 3.2 of Form 8-K (File No. 001-06314) filed on February 14, 1997).

4.7	Amendment No. 1 to the Amended and Restated By-laws of Perini Corporation (incorporated by reference to Exhibit 3.2 to Form 8-K filed on April 12, 2000).

4.8	Amendment No. 2 to the Amended and Restated By-laws of Perini Corporation (incorporated by reference to Exhibit 3.7 to Form 10-Q filed on November 7, 2008).

4.9	Shareholders Agreement, dated April 2, 2008, by and among Perini Corporation, Ronald N. Tutor and the shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 7, 2008).

5.1	Opinion of Hinckley Allen & Snyder LLP.

23.1	Consent of Deloitte and Touche LLP.*

23.2	Consent of Hinckley Allen & Snyder LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.**

*	Previously filed as an exhibit to Tutor Perini Corporation’s Registration Statement on Form S-3 (File No. 333-161492) filed on August 21, 2009.

**	Previously filed in Part II to Tutor Perini Corporation’s Registration Statement on Form S-3 (File No. 333-161492) filed on August 21, 2009 on the signature pages thereto.

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